Exhibit 99.3

18151 Regional Health Proxy Card PREFERRED STOCK REV2- Front

Important Notice Regarding the Internet Availability of Proxy Materials for the 2021 Special Meeting of Shareholders to be held on [•], 2021

The Proxy Statement/Prospectus and the Notice of Special Meeting are available at: https://www.cstproxy.com/regionalhealthproperties/2021

18151 Regional Health Proxy Card PREFERRED STOCK REV2- Back   Important Notice Regarding the Internet Availability of Proxy Materials for the 2021 Special Meeting of Shareholders to be held on , 2021   The Proxy Statement/Prospectus and the Notice of Special Meeting are available at:    https://www.cstproxy.com/regionalhealthproperties/2021  ・ FOLD HERE  DO NOT SEPARATE  INSERT IN ENVELOPE PROVIDED ・  PROXY FOR HOLDERS OF SERIES A PREFERRED STOCK   THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2021 SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON , 2021   REGIONAL HEALTH PROPERTIES, INC.   454 Satellite Boulevard, Suite 100 Suwanee, Georgia 30024   The undersigned hereby constitutes and appoints Brent Morrison and Benjamin A. Waits, and each of them individually, each with full power of substitution and resubstituting, to vote in the manner specified below the numbers of shares of 10.875% Series A Cumulative Redeemable Preferred Shares of Regional Health Properties, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Company’s 2021 Special Meeting of Shareholders to be held on ], 2021, at Soonest Gwinnett Place Atlanta, located at 1775 Pleasant Hill Road, Duluth, Georgia, at ], Eastern Time (the “Special Meeting”), and at any adjournments or postponements thereof, upon the proposals described in the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus, the receipt of which is acknowledged. The above-named proxies of the undersigned are further authorized and directed to vote, in their discretion, on any adjournments or postponements of the Special Meeting and on such other matters as may properly come before the Special Meeting and any adjournments or postponements thereof.   THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THEN THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2, AND IN THE DISCRETION OF THE ABOVE-NAMED PROXIES AS TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.   (Continued, and to be marked, dated and signed, on the other side)